EXHIBIT 99.1

Two River Bancorp Reports Higher Net Income and Solid Loan Growth in the Third Quarter of 2016

TINTON FALLS, N.J., Oct. 25, 2016 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today reported financial results for the third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Operating and Financial Highlights

  Net income available to common shareholders increased 57.7% to $2.64 million, or $0.33 per diluted share, up from $1.68 million, or $0.21 per diluted share, in the corresponding prior year’s quarter.

  During the period, the Company received a tax-free Bank Owned Life Insurance (“BOLI”) death benefit of $862,000, or $0.11 per diluted share, which was included in non-interest income. The receipt of this benefit positively affected several quarterly and year-to-date metrics.

  Non-interest income increased 137.2% to $1.98 million compared to the same period in 2015 as a result of the BOLI benefit, higher gains on the sale of SBA loans and other loan fees.

  Non-performing assets to total assets decreased to 0.20% at September 30, 2016, from 0.42% at December 31, 2015 and 0.50% at September 30, 2015. Non-performing assets at September 30, 2016 have declined by $1.7 million, or 48.5%, from December 31, 2015.

  Return on average assets (ROAA) was 1.16% for the third quarter of 2016, compared to 0.78% for the previous quarter and 0.79% for the same prior year’s quarter.

  Return on average equity (ROAE) was 10.81% for the three months ended September 30, 2016, compared to 7.28% for the previous quarter and 6.95% for the same prior year’s quarter.

  Tangible book value per share was $10.11 at September 30, 2016, compared to $9.44 at December 31, 2015, and $9.28 at September 30, 2015.

  Total assets at September 30, 2016 were $909.2 million, compared with $863.7 million at December 31, 2015.

  Total loans as of September 30, 2016 were $754.0 million, an increase of $60.8 million, or 8.8% (11.7% annualized), from December 31, 2015, predominantly due to growth in both the commercial real estate and residential mortgage sectors.

  Total deposits as of September 30, 2016 were $739.2 million, an increase of $30.8 million, or 4.3% (5.8% annualized), compared with $708.4 million as of December 31, 2015.

Management Commentary
William D. Moss, President and CEO, stated, “Our third quarter core results are indicative of a continued commitment to achieving long-term sustainable growth, profitability, and shareholder value without compromising asset quality. We experienced annualized loan growth of 11.7% and deposit growth of 5.8%, reflecting our strong commitment to fostering customer relationships within our core markets.  The increase in net interest income over the past several quarters primarily reflects this growth in the loan portfolio despite a challenging rate environment. The tax-free BOLI benefit positively affected our non-interest income and earnings during the quarter; however, we achieved strong growth in core operations excluding this item. Non-interest income increased by over 34%, excluding the BOLI benefit, and we continued positive momentum in our core earnings.  The Bank concluded the third quarter with a favorable credit profile, ample liquidity, and a strong pipeline of potential new business.”

Dividend Information
On October 19, 2016, the Company's Board of Directors declared a quarterly cash dividend of $0.04 per share, payable on November 30, 2016 to shareholders of record as of the close of business on November 9, 2016. This marks the 15th consecutive quarterly cash dividend paid by the Company to its shareholders.

Key Quarterly Performance Metrics

	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	9 Mo. Ended	9 Mo. Ended
	2016	2016	2016	2015	2015	9/30/2016	9/30/2015
Net Income (in thousands)	$2,644	$1,727	$1,693	$1,751	$1,692	$6,064	$4,596

Net Income Available to Common Shareholders (in thousands)	$2,644	$1,727	$1,693	$1,739	$1,677	$6,064	$4,551
Earnings per Common Share – Diluted	$0.33	$0.21	$0.21	$0.21	$0.21	$0.75	$0.56
Return on Average Assets	1.16%	0.78%	0.78%	0.81%	0.79%	0.91%	0.75%
Return on Average Tangible Assets (1)	1.19%	0.80%	0.80%	0.83%	0.80%	0.93%	0.76%
Return on Average Equity	10.81%	7.28%	7.25%	7.14%	6.95%	8.48%	6.44%
Return on Average Tangible Equity (1)	13.29%	8.98%	8.98%	8.78%	8.55%	10.46%	7.94%
Net Interest Margin	3.55%	3.57%	3.57%	3.65%	3.65%	3.56%	3.69%
Non-Performing Assets to Total Assets	0.20%	0.22%	0.22%	0.42%	0.50%	0.20%	0.50%
Allowance as a % of Loans	1.25%	1.30%	1.27%	1.26%	1.25%	1.25%	1.25%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition
The components of the Company’s loan portfolio at September 30, 2016 and December 31, 2015 are as follows:

	(In Thousands)
	September 30, 2016	December 31, 2015
Commercial and industrial	$103,050	$100,154
Real estate – construction	102,658	104,231
Real estate – commercial	467,118	422,665
Real estate – residential	54,580	39,524
Consumer	27,162	27,136
Unearned fees	(586)	(560)
	753,982	693,150
Allowance for loan losses	(9,452)	(8,713)
Net Loans	$744,530	$684,437

Deposit Composition
The components of the Company’s deposits at September 30, 2016 and December 31, 2015 are as follows:

	(In Thousands)
	September 30, 2016	December 31, 2015
Non-interest bearing	$152,412	$144,627
NOW accounts	138,162	148,373
Savings deposits	234,326	222,091
Money market deposits	73,286	75,323
Listed service CD’s	47,896	33,261
Time deposits / IRA	55,443	46,902
Wholesale deposits	37,722	37,859
Total Deposits	$739,247	$708,436

2016 Third Quarter and First Nine Month Financial Review

Net Income
Net income available to common shareholders for the three months ended September 30, 2016 was $2.64 million, or $0.33 per diluted common share, compared to $1.68 million, or $0.21 per diluted common share, for the same period last year, an increase of 57.7%. The increase was largely due to both higher net interest income and non-interest income, which included the previously noted BOLI benefit of $862,000, or $0.11 per diluted common share, which was partially offset by a higher loan loss provision.  Expenses during this period were unchanged. On a linked quarter basis, third quarter 2016 net income available to common shareholders increased 53.1% from the second quarter of 2016.

Net income available to common shareholders for the nine months ended September 30, 2016 increased 33.2% to $6.06 million, or $0.75 per diluted common share, compared to $4.55 million, or $0.56 per diluted common share, in the same prior year period.

Net Interest Income
Net interest income for the quarter ended September 30, 2016 was $7.47 million, an increase of 3.1% compared to $7.25 million in the corresponding prior year period. This increase was largely due to an increase of $49.5 million, or 6.3%, in average interest earning assets, primarily attributable to growth in the Company’s loan portfolio. On a linked quarter basis, net interest income increased $200,000, or 2.8%, from $7.27 million.

For the first nine months of 2016, net interest income increased 4.4% to $21.9 million from $21.0 million in the same prior year period.

Net Interest Margin
The Company reported a net interest margin of 3.55% for the third quarter of 2016, slightly less than the 3.57% in the second quarter of 2016 and 3.65% reported for the third quarter of 2015.

The net interest margin for the first nine months of 2016 was 3.56%, compared to 3.69% in the prior year period.

The 10 and 13 basis point declines in net interest margin from the third quarter and first nine months of 2015, respectively, were mainly due to the interest expense associated with the Company’s $10 million subordinated debenture placement, which was funded in December 2015 and accounted for approximately 8 basis points of the contraction. The subordinated debentures have a maturity date of December 31, 2025 and currently bear an annual interest rate of 6.25%.

Non-Interest Income
Non-interest income for the quarter ended September 30, 2016 totaled $1.98 million, an increase of $1.15 million, or 137.2%, compared to the same period in 2015. The increase included the receipt of a tax-free Bank Owned Life Insurance (“BOLI”) death benefit of $862,000. Additionally, the Company reported higher gains on the sale of SBA loans and other loan fees. Residential mortgage banking revenue was $316,000 during the third quarter of 2016, which was slightly lower than the $327,000 reported in the prior year period.  However, the 2015 period included a one-time $113,000 gain on the sale of $5.6 million in residential adjustable rate mortgage (“ARM”) loans.

On a linked quarter basis, non-interest income increased $817,000, or 70.1%, from $1.17 million in the second quarter of 2016 mainly due to the BOLI benefit. Residential mortgage banking revenue increased $35,000, or 12.5%, from $281,000 during the second quarter of 2016, while other loan fees increased by $126,000, due to higher loan prepayment fees.  However, gains on the sale of SBA loans decreased $249,000, or 68.2%, from $365,000 during the second quarter of 2016 due to the timing of loan closings.

For the nine months ended September 30, 2016, non-interest income increased $1.49 million, or 58.3%, to $4.04 million from the same period in 2015.

Non-Interest Expense
Non-interest expense for the quarter ended September 30, 2016 totaled $5.34 million, remaining largely flat from the same period in 2015 and on a linked quarter basis, as higher salaries and benefits were offset by lower other real estate owned (“OREO”) property expenses resulting primarily from a $250,000 recovery of settlement expenses from an OREO property.

For the nine months ended September 30, 2016, non-interest expense increased $269,000, or 1.7%, to $16.12 million compared to the same prior year period.

Provision for Loan Losses
During the quarter, a provision for loan losses of $470,000 was required, compared to $120,000 in the same prior year period. The Company recorded a specific allowance of $113,000 against one commercial loan whereby the underlying collateral value had been impaired by an environmental issue, which the Company fully charged off during the current quarter.  The remaining $357,000 of loan loss provision was to support the Company’s strong loan growth.

For the first nine months of 2016, a provision of $860,000 was expensed, compared to $400,000 for the same prior year period. The Company had $121,000 of net loan charge-offs during the first nine months of 2016, compared to $40,000 in net loan recoveries in the same prior year period.

The Bank continues to be proactive in identifying troubled credits early, to record charge-offs promptly based on current collateral values, and to maintain an adequate allowance for loan losses. The Company closely monitors local and regional real estate markets in its core Monmouth, Middlesex, Union and Ocean County, New Jersey market areas and other risk factors related in its loan portfolio.

As of September 30, 2016, the Company's allowance for loan losses was $9.45 million, as compared to $8.71 million as of December 31, 2015. The loss allowance as a percentage of total loans was 1.25% at September 30, 2016 compared to 1.26% at December 31, 2015.

Financial Condition / Balance Sheet

At September 30, 2016, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 9.11%, common equity Tier 1 to risk weighted assets ratio was 10.10%, Tier 1 capital to risk weighted assets ratio was 10.10%, and total capital to risk weighted assets ratio was 12.54%.

Total assets as of September 30, 2016 were $909.2 million, compared to $863.7 million as of December 31, 2015.

Total loans as of September 30, 2016 were $754.0 million, compared to $693.2 million reported at December 31, 2015.

Total deposits as of September 30, 2016 were $739.2 million, compared to $708.4 million as of December 31, 2015. Core checking deposits at September 30, 2016 decreased slightly to $290.6 million compared to $293.0 at year-end 2015, due primarily to seasonality in municipal relationships. The Company continues to focus on building core funded non-interest bearing deposit relationships.

Asset Quality
The Company's non-performing assets at September 30, 2016 decreased to $1.85 million as compared to $3.59 million at December 31, 2015 and $4.18 million at September 30, 2015. Non-performing assets to total assets at September 30, 2016 declined to 0.20%, compared to 0.42% at December 31, 2015, and 0.50% at September 30, 2015.

Non-accrual loans decreased to $1.59 million at September 30, 2016, compared to $3.18 million at December 31, 2015 and $3.68 million at September 30, 2015.  OREO was $259,000 at September 30, 2016, compared to $411,000 at December 31, 2015 and $495,000 at September 30, 2015.

Troubled debt restructured loan balances amounted to $8.52 million at September 30, 2016, with all but $157,000 performing.  This compared to $10.84 million at December 31, 2015 and $12.87 million at September 30, 2015.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches and two Loan Production Offices throughout Monmouth, Middlesex, Union and Ocean Counties, New Jersey.  More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Nine Months Ended September 30, 2016 and 2015
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
INTEREST INCOME:
Loans, including fees	$8,337	$7,834	$24,335	$22,720
Securities:
Taxable	187	178	571	607
Tax-exempt	234	188	664	412
Interest bearing deposits	19	18	84	58
Total Interest Income	8,777	8,218	25,654	23,797
INTEREST EXPENSE:
Deposits	972	799	2,800	2,325
Securities sold under agreements to repurchase	15	19	44	51
Federal Home Loan Bank (“FHLB”) and other borrowings	157	155	452	468
Subordinated debt	164	-	492	-
Total Interest Expense	1,308	973	3,788	2,844
Net Interest Income	7,469	7,245	21,866	20,953
PROVISION FOR LOAN LOSSES	470	120	860	400
Net Interest Income after Provision for Loan Losses	6,999	7,125	21,006	20,553
NON-INTEREST INCOME:
Service fees on deposit accounts	154	142	427	433
Mortgage banking	316	327	831	613
Other loan fees	188	32	311	112
Earnings from investment in bank owned life insurance	118	112	337	335
Death benefit on bank owned life insurance	862	-	862	-
Gain on sale of SBA loans	116	32	575	309
Net realized gain on sale of securities	-	9	72	37
Gain on sale of premises and equipment	-	-	-	208
Other income	229	182	627	506
Total Non-Interest Income	1,983	836	4,042	2,553
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,309	3,198	9,609	9,318
Occupancy and equipment	1,056	964	3,084	2,940
Professional	273	272	888	718
Insurance	56	74	160	249
FDIC insurance and assessments	114	119	324	324
Advertising	85	120	315	365
Data processing	135	110	405	352
Outside services fees	131	131	369	376
Amortization of identifiable intangibles	-	10	9	38
OREO expenses, impairment and sales, net	(245)	(137)	(271)	(161)
Loan workout expenses	44	65	142	278
Other operating	381	382	1,081	1,049
Total Non-Interest Expenses	5,339	5,308	16,115	15,846
Income before Income Taxes	3,643	2,653	8,933	7,260
INCOME TAX EXPENSE	999	961	2,869	2,664
Net Income	2,644	1,692	6,064	4,596
Preferred stock dividend	-	(15)	-	(45)
Net Income Available to Common Shareholders	$2,644	$1,677	$6,064	$4,551
EARNINGS PER COMMON SHARE:
Basic	$0.33	$0.21	$0.77	$0.57
Diluted	$0.33	$0.21	$0.75	$0.56
Weighted average common shares outstanding:
Basic	7,926	7,930	7,923	7,932
Diluted	8,131	8,130	8,109	8,130

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2016	2015
ASSETS
Cash and due from banks	$18,102	$21,566
Interest bearing deposits in bank	8,843	25,161
Cash and cash equivalents	26,945	46,727

Securities available for sale	31,366	33,530
Securities held to maturity	46,349	43,167
Restricted investments, at cost	4,962	3,596
Loans held for sale	2,561	3,050
Loans	753,982	693,150
Allowance for loan losses	(9,452)	(8,713)
Net loans	744,530	684,437

OREO	259	411
Bank owned life insurance	20,889	17,294
Premises and equipment, net	4,835	5,083
Accrued interest receivable	1,928	1,912
Goodwill	18,109	18,109
Other intangible assets	-	9
Other assets	6,437	6,371

TOTAL ASSETS	$909,170	$863,696

LIABILITIES
Deposits:
Non-interest bearing	$152,412	$144,627
Interest bearing	586,835	563,809
Total Deposits	739,247	708,436

Securities sold under agreements to repurchase	18,645	19,545
FHLB and other borrowings	35,300	26,500
Subordinated debt	9,847	9,824
Accrued interest payable	89	118
Other liabilities	7,448	6,271

Total Liabilities	810,576	770,694

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,257,170 and 8,213,196 at September 30, 2016 and December 31, 2015, respectively
Outstanding – 7,959,938 and 7,929,196 at September 30, 2016 and December 31, 2015, respectively	73,181	72,890
Retained earnings	27,948	22,759
Treasury stock, at cost; 297,232 shares and 284,000 shares at September 30, 2016 and December 31, 2015, respectively	(2,396)	(2,248)
Accumulated other comprehensive loss	(139)	(399)
Total Shareholders' Equity	98,594	93,002

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$909,170	$863,696

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
Selected Consolidated Earnings Data:	2016	2016	2015	2016	2015
Total Interest Income	$8,777	$8,539	$8,218	$25,654	$23,797
Total Interest Expense	1,308	1,270	973	3,788	2,844
Net Interest Income	7,469	7,269	7,245	21,866	20,953
Provision for Loan Losses	470	390	120	860	400
Net Interest Income after Provision for Loan Losses	6,999	6,879	7,125	21,006	20,553
Other Non-Interest Income	1,983	1,166	836	4,042	2,553
Other Non-Interest Expenses	5,339	5,379	5,308	16,115	15,846
Income before Income Taxes	3,643	2,666	2,653	8,933	7,260
Income Tax Expense	999	939	961	2,869	2,664
Net Income	2,644	1,727	1,692	6,064	4,596
Preferred Stock Dividend	-	-	(15)	-	(45)
Net Income Available to Common Shareholders	$2,644	$1,727	$1,677	$6,064	$4,551

Per Common Share Data:
Basic Earnings	$0.33	$0.22	$0.21	$0.77	$0.57
Diluted Earnings	$0.33	$0.21	$0.21	$0.75	$0.56
Book Value	$12.39	$12.09	$11.57	$12.39	$11.57
Tangible Book Value (1)	$10.11	$9.81	$9.28	$10.11	$9.28
Average Common Shares Outstanding (in thousands):
Basic	7,926	7,927	7,930	7,923	7,932
Diluted	8,131	8,110	8,130	8,109	8,130

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Total Assets	$909,170	$884,700	$881,857	$863,696	$842,269
Investment Securities and Restricted Stock	82,677	84,246	83,376	80,293	82,081
Total Loans	753,982	726,414	704,401	693,150	675,584
Allowance for Loan Losses	(9,452)	(9,418)	(8,963)	(8,713)	(8,429)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,118	18,128
Total Deposits	739,247	726,264	727,104	708,436	690,665
Repurchase Agreements	18,645	21,683	20,132	19,545	21,303
FHLB and Other Borrowings	35,300	23,800	23,800	26,500	26,500
Subordinated Debt	9,847	9,839	9,831	9,824	-
Shareholders' Equity	98,594	96,293	94,613	93,002	97,640

Asset Quality Data (by Quarter)
(dollars in thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Nonaccrual Loans	$1,587	$1,697	$1,723	$3,178	$3,680
OREO	259	259	259	411	495
Total Non-Performing Assets	1,846	1,956	1,982	3,589	4,175

Troubled Debt Restructured Loans:
Performing	8,366	8,492	8,920	9,289	11,290
Non-Performing	157	158	161	1,552	1,578

Non-Performing Loans to Total Loans	0.21%	0.23%	0.24%	0.46%	0.54%
Non-Performing Assets to Total Assets	0.20%	0.22%	0.22%	0.42%	0.50%
Allowance as a % of Loans	1.25%	1.30%	1.27%	1.26%	1.25%

Capital Ratios

	September 30, 2016				December 31, 2015
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	10.10%	9.11%	10.10%	12.54%	10.13%	8.97%	10.13%	12.65%
Two River Community Bank	11.28%	10.18%	11.28%	12.46%	11.39%	10.09%	11.39%	12.56%
"Well capitalized" institution (under prompt corrective action regulations)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%
*Applies to Bank only. For the Company to be “well-capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	September 30, 2016			September 30, 2015
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest Earning Assets:
Interest-bearing due from banks	$18,179	$19	0.42%	$28,062	$18	0.25%
Investment securities	83,541	421	2.02%	80,533	366	1.82%
Loans, net of unearned fees (1) (2)	735,626	8,337	4.51%	679,279	7,834	4.58%

Total Interest Earning Assets	837,346	8,777	4.17%	787,874	8,218	4.14%

Non-Interest Earning Assets:
Allowance for loan losses	(9,519)			(8,344)
All other assets	75,277			73,829

Total Assets	$903,104			$853,359

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$148,664	167	0.45%	$142,022	143	0.40%
Savings deposits	228,862	281	0.49%	229,999	278	0.48%
Money market deposits	73,031	31	0.17%	72,520	29	0.16%
Time deposits	139,052	493	1.41%	105,048	349	1.32%
Securities sold under agreements to repurchase	18,995	15	0.31%	23,907	19	0.32%
FHLB and other borrowings	26,967	157	2.32%	27,299	155	2.26%
Subordinated debt	9,844	164	6.66%	-	-	-

Total Interest Bearing Liabilities	645,415	1,308	0.81%	600,795	973	0.64%

Non-Interest Bearing Liabilities:
Demand deposits	153,274			149,381
Other liabilities	7,144			6,541

Total Non-Interest Bearing Liabilities	160,418			155,922

Stockholders’ Equity	97,271			96,642

Total Liabilities and Shareholders’ Equity	$903,104			$853,359

NET INTEREST INCOME		$7,469			$7,245

NET INTEREST SPREAD (3)			3.36%			3.50%

NET INTEREST MARGIN (4)			3.55%			3.65%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest earning and the weighted average cost of average interest bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Nine Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2016			September 30, 2015
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest Earning Assets:
Interest-bearing due from banks	$22,411	$84	0.50%	$30,754	$58	0.25%
Investment securities	82,346	1,235	2.00%	76,145	1,019	1.78%
Loans, net of unearned fees (1) (2)	715,260	24,335	4.54%	652,822	22,720	4.65%

Total Interest Earning Assets	820,017	25,654	4.18%	759,721	23,797	4.19%

Non-Interest Earning Assets:
Allowance for loan losses	(9,117)			(8,192)
All other assets	77,185			72,167

Total Assets	$888,085			$823,696

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$151,299	491	0.43%	$126,284	402	0.43%
Savings deposits	226,877	829	0.49%	229,516	828	0.48%
Money market deposits	73,869	91	0.16%	72,050	86	0.16%
Time deposits	131,325	1,389	1.41%	102,088	1,009	1.32%
Securities sold under agreements to repurchase	18,713	44	0.31%	22,340	51	0.31%
FHLB and other borrowings	24,985	452	2.42%	27,236	468	2.30%
Subordinated debt	9,836	492	6.67%	-	-	-

Total Interest Bearing Liabilities	636,904	3,788	0.79%	579,514	2,844	0.66%

Non-Interest Bearing Liabilities:
Demand deposits	148,139			142,326
Other liabilities	7,470			6,380

Total Non-Interest Bearing Liabilities	155,609			148,706

Shareholders’ Equity	95,572			95,476

Total Liabilities and Shareholders’ Equity	$888,085			$823,696

NET INTEREST INCOME		$21,866			$20,953

NET INTEREST SPREAD (3)			3.39%			3.53%

NET INTEREST MARGIN (4)			3.56%			3.69%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest earning and the weighted average cost of average interest bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.
(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2016	2016	2015	2015	2016	2015
Total shareholders' equity	$98,594	$96,293	$94,613	$93,002	$97,640	$98,594	$97,640
Less: preferred stock	-	-	-	-	(6,000)	-	(6,000)
Common shareholders' equity	$98,594	$96,293	$94,613	$93,002	$91,640	$98,594	$91,640
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,118)	(18,128)	(18,109)	(18,128)
Tangible common shareholders’ equity	$80,485	$78,184	$76,504	$74,884	$73,512	$80,485	$73,512

Common shares outstanding	7,960	7,967	7,943	7,929	7,918	7,960	7,918
Book value per common share	$12.39	$12.09	$11.91	$11.73	$11.57	$12.39	$11.57

Book value per common share	$12.39	$12.09	$11.91	$11.73	$11.57	$12.39	$11.57
Effect of intangible assets	(2.28)	(2.28)	(2.28)	(2.29)	(2.29)	(2.28)	(2.29)
Tangible book value per common share	$10.11	$9.81	$9.63	$9.44	$9.28	$10.11	$9.28

Return on average assets	1.16%	0.78%	0.78%	0.81%	0.79%	0.91%	0.75%
Effect of intangible assets	0.03%	0.02%	0.02%	0.02%	0.01%	0.02%	0.01%
Return on average tangible assets	1.19%	0.80%	0.80%	0.83%	0.80%	0.93%	0.76%

Return on average equity	10.81%	7.28%	7.25%	7.14%	6.95%	8.48%	6.44%
Effect of average intangible assets	2.48%	1.70%	1.73%	1.64%	1.60%	1.98%	1.50%
Return on average tangible equity	13.29%	8.98%	8.98%	8.78%	8.55%	10.46%	7.94%

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com